 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 24, 2017 (January 19, 2017)

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Restricted Common Stock

On January 19, 2017, Ascent Solar Technologies, Inc. (the “Company”) issued 333,333,333 shares of unregistered common stock in a private placement to Tertius Financial Group Pte. Ltd. (“TFG”) pursuant to a Securities Purchase Agreement (the “SPA”).

Pursuant to the SPA, the Company issued 333,333,333 shares to TFG in exchange for TFG canceling its $600,000 promissory note (including accrued interest of approximately $4,340) that was issued by the Company to TFG on December 6, 2016 (as previously disclosed in our Form 8-K report filed December 8, 2016). The SPA does not provide any registration rights for the shares issued to TFG.

The new ownership by TFG represents approximately 24% of the outstanding shares of common stock of the Company on a post transaction basis. There are no registration rights

TFG is a Singapore based entity controlled and 50% owned by Ascent’s President & CEO, Victor Lee
Item 3.02 Unregistered Sales of Equity Securities.
All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to “accredited investors” (as defined by Rule 501 under the Securities Act).
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Securities Purchase Agreement dated January 19, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

January 24, 2017	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer